Switch Announces Fourth Quarter and 2017 Financial Results
Achieves Record Annual Revenue of $378.3 million and Expands its Presence Across the U.S.

LAS VEGAS, NV — April 2, 2018 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter and the year ended December 31, 2017.

“Switch achieved another year of revenue growth as it continued to expand its presence and grow its customer base, while advancing its role in sustainability,” said Rob Roy, CEO, chairman and founder of Switch. “With our innovative, patent-protected technology, we believe Switch is highly differentiated, decidedly competitive and unrivaled in our expansion capacity.”

2017 Financial Results

•	Total revenue of $378.3 million, compared to $318.4 million in 2016, an increase of 19%.

•
Operating income of $18.8 million, compared to operating income of $51.1 million in 2016. Operating income in 2017 includes the impact of $71.3 million in non-recurring equity-based compensation expense resulting from the accelerated vesting of certain incentive units of Switch, Ltd. and related awards granted under Switch’s 2017 Incentive Award Plan in connection with Switch’s initial public offering. Excluding the impact of this non-recurring compensation expense, operating income would have increased 77% from 2016 to 2017.

•
Net loss of $8.6 million, compared to net income of $31.4 million in 2016, which includes $84.8 million in equity-based compensation expense in 2017 compared with $5.9 million in equity-based compensation expense in 2016.

•	Adjusted EBITDA of $194.7 million, compared to $153.2 million for 2016, an increase of 27%. Adjusted EBITDA margin of 51.5%, compared to 48.1% in 2016, an increase of 340 basis points.

•	Capital expenditures of $402.6 million, compared to $287.1 million in 2016, an increase of 40% primarily due to deployment of capital in The Core Campus in response to additional customer demand and density needs along with additional capital expenditures to build out The Citadel Campus and The Pyramid Campus.

•	Customer churn of 0.6% for the year ended December 31, 2017 compared with 1.1% in 2016.(1)

Fourth Quarter 2017 Financial Results

•	Total revenue of $99.3 million, compared to $81.9 million for the same quarter in 2016, an increase of 21%.

•	Net loss of $60.3 million, compared to $19.8 million for the same quarter in 2016.

•
Adjusted EBITDA of $51.1 million, compared to $41.0 million for the same quarter in 2016, an increase of 25%. Adjusted EBITDA margin of 51.4%, compared to 50.0% for the same quarter in 2016, an increase of 140 basis points.

•
Capital expenditures of $118.6 million, compared to $96.6 million in the same quarter in 2016, an increase of 23%. Capital expenditures for Q4 2017 included $23.9 million for the purchase of the Switch Pyramid building and 142 acres of land in The Pyramid Campus.

•	Churn of 0.3%, compared to 1.9% for the same quarter in 2016.(1)

(1)	Churn is defined as a reduction in recurring revenue attributed to customer terminations or non-renewal of expired contracts, as a percentage of revenue at the beginning of the period.

“We believe the total addressable market for datacenters remains very strong, while Switch’s industry leading hyperscale facilities, combined with our CORE connectivity and Switched On energy divisions, position us for continued organic growth,” said Thomas Morton, president and general counsel of Switch. “In 2017, we retained CBRE to support Switch’s strategic expansion across the U.S. and augmented our internal non-commissioned sales force with 6 additional sales team members to address demand for our West Coast Primes and our expanding East Coast presence.”

Gabe Nacht, CFO of Switch, added, “We achieved another year of record annual revenue, driven primarily by colocation revenue from increased sales to existing customers along with the addition of new customers as we expanded the facilities in The Core Campus, The Citadel Campus and The Pyramid Campus. We believe our technology ecosystem creates significant value for our customers, and its powerful network effects drive customer loyalty, as it’s been reflected in our churn rates, which remain among the lowest in the industry.”

Balance Sheet and Liquidity
As of December 31, 2017, Switch’s total debt outstanding net of cash was $349 million, resulting in a net debt to last quarter annualized Adjusted EBITDA ratio of 1.7x. At year-end 2017, Switch had liquidity of $765 million including cash on hand and availability under its revolving line of credit.

Capital Expenditures and Development
Capital expenditures in 2017 totaled $402.6 million as Switch invested in all of its Prime locations. Capital expenditures included $15.3 million for the purchase of additional parcels of land in Las Vegas and in Atlanta totaling 22 acres, and the acceleration of $14.8 million in purchases to take advantage of vendor discounts, which was not in our previous guidance. Maintenance capital expenditure was $4.6 million in 2017, compared to $5.1 million in 2016.  Growth capital expenditure was $398.0 million in 2017, compared to $282.0 million in 2016. In 2017, Switch deployed $200.5 million of capital in The Core Campus in response to additional customer demand and density needs, and to begin work on its Las Vegas 11 facility, which is planned to open in late 2018 or early 2019 and is expected to add another 340,000 gross square feet of space. Switch also invested $126.9 million in The Citadel Campus, opening two additional sectors in the fourth quarter, along with additional power and cooling. In 2017, Switch spent $44.6 million on additional build out of The Pyramid Campus, opening an additional sector and adding power and cooling capacity. In the fourth quarter of 2017, Switch exercised its purchase option for The Pyramid Campus property, purchasing the building and 142 acres of land for $23.9 million. Switch also began work on The Keep Campus, spending $6.7 million to begin site preparation.

Dividend
On December 7, 2017, Switch announced that Switch’s Board of Directors declared a cash dividend of $0.014 per share of Switch’s Class A common stock for the fourth quarter of 2017. The dividend was paid on December 29, 2017 to all stockholders of record as of the close of business on December 18, 2017. Prior to the payment of this dividend, Switch, Ltd. made a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.014 per common unit.
In addition, Switch today announced that Switch’s Board of Directors has declared a cash dividend of $0.0147 per share of Switch’s Class A common stock for the first quarter of 2018. The dividend will be payable on April 23, 2018 to all stockholders of record as of the close of business on April 13, 2018. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.0147 per common unit.
Future declarations of quarterly dividends are subject to the determination and discretion of Switch's Board of Directors based on its consideration of many factors, including Switch's results of operations, financial condition, capital requirements, restrictions in Switch, Ltd.'s debt agreements and other factors that Switch's Board of Directors deems relevant.

Recent Business Highlights

•	Retained CBRE for Exclusive Agency Agreement for Switch’s Tier 5® Platinum PRIME Colocation Data Centers to support Switch’s strategic expansion across the U.S.

•	Launched Switched On, Switch’s new energy purchasing consortium.

•
Announced Rob Roy's Gigawatt Nevada, the Largest Solar Project in the United States which will produce some of the lowest priced solar power in the world, and which Switch expects will allow its customers to receive renewable energy for substantially less than the cost of receiving power from any other source. This underscores Switch’s commitment to sustainability, making the Nevada Primes the only Tier 1 markets that can offer 4.9 cents a kilowatt hour power to its customers.

•	Advanced its intellectual property and filed an additional 12 patents on new innovative technology for its industry, bringing Switch’s total patents and pending claims to date to more than 500.

2018 Guidance
For the full year 2018, Switch provides the following guidance:

•	Total revenue in the range of $423 million to $440 million.

•	Adjusted EBITDA in the range of $216 million to $224 million.

•	Capital expenditures in the range of $260 million to $310 million.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2018 guidance above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss), accelerated depreciation, impairment charges, gains or losses on retirement of debt and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculations of Adjusted EBITDA.

Upcoming Conferences and Events

•	Jefferies Technology Conference, May 9 - 10, 2018 in Beverly Hills, CA

•	46th Annual J.P. Morgan Global Technology, Media and Communications Conference, May 15 - 17, 2018 in Boston, MA

Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on April 2, 2018. Parties in the United States and Canada can access the call by dialing (888) 778-8914, using conference code 2186969. International parties can access the call by dialing (719) 325-4758, using conference code 2186969.
The webcast will be accessible on Switch’s investor relations website at https://investors.switch.com/ for one year. A telephonic replay of the conference call will be available through Monday, April 9, 2018. To access the replay, parties in the United States and Canada should call (888) 203-1112 and enter conference code 2186969. International parties should call (719) 457-0820 and enter conference code 2186969.

Presentation of Financial Information
This press release includes historical consolidated results for the periods presented of Switch, Ltd. and its subsidiaries, the predecessor of Switch, Inc., for financial reporting purposes. Accordingly, the consolidated financial statements for periods prior to the completion of the IPO on October 11, 2017 have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2017 through October 10, 2017, as of December 31, 2016, and for the year ended December 31, 2016 presented in the consolidated financial statements herein represent the historical operations of Switch, Ltd. and its subsidiaries. The amounts as of December 31, 2017 and for the period from October 11, 2017 through December 31, 2017 reflect the consolidated operations of Switch, Inc. For the period from June 13, 2017 to October 10, 2017, Switch, Inc. had no business transactions or activities and had no assets or liabilities with the exception of the issuance of one share at par value of $0.001 per share, which was canceled as of the closing date of the IPO.

Use of Non-GAAP Financial Measures
To supplement Switch’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), Switch uses Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, in this press release. Switch defines Adjusted EBITDA as net (loss) income adjusted for interest expense, interest income, income taxes, depreciation and amortization and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net earnings (losses) of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.
The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.

Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making.
For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Switch’s anticipated operating results for the year ending December 31, 2018 and Switch’s expectations regarding the evolution of its marketplace and timing for the opening of its LAS VEGAS 11 facility, statements regarding future declarations of quarterly dividends and the costs of renewable energy to Switch’s customers. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including without limitation risks and uncertainties related to Switch’s expansion plans; its future business development; its expectations regarding demand for, and market acceptance of, its services; and its ability to enter new markets successfully.
The forward-looking statements contained in this press release are also subject to other risks and uncertainties, and the foregoing list of factors is not exclusive. These and additional risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in Switch’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2018 and in Switch’s other reports filed with the SEC. Switch’s SEC filings are available on the Investors section of Switch’s website at https://investors.switch.com/and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and disclaim Switch’s obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch

POWERING THE FUTURE OF THE CONNECTED WORLD®

Switch (NYSE: SWCH), the technology infrastructure corporation headquartered in Las Vegas, is built on the intelligent and sustainable growth of the internet. Switch founder and CEO Rob Roy has developed more than 500 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solution ecosystems. Visit switch.com for more information.

Investor Contact:
Irmina Blaszczyk
The Blueshirt Group for Switch
investorrelations@switch.com
(702) 479-3993

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Switch, Inc.
Consolidated Balance Sheets
(in thousands, except for share and per share data)

	December 31,
	2017	2016

ASSETS
CURRENT ASSETS:
Cash	$264,666	$22,713
Accounts receivable, net of allowance of $472 and $340, respectively	16,386	9,131
Prepaid expenses	5,037	3,921
Other current assets	2,101	2,052
Total current assets	288,190	37,817
Property and equipment, net	1,133,572	874,259
Long-term deposit	3,842	4,440
Investments	—	169
Other assets	9,155	4,330
TOTAL ASSETS	$1,434,759	$921,015

LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY
CURRENT LIABILITIES:
Long-term debt, current portion	$5,194	$14,330
Accounts payable	18,934	1,663
Accrued salaries and benefits	5,211	4,221
Accrued expenses	6,469	8,906
Accrued construction payables	7,052	47,528
Accrued Michigan building and land purchase	—	23,916
Accrued impact fee expense	—	27,018
Deferred revenue, current portion	11,482	7,157
Customer deposits	8,634	6,939
Capital lease obligations, current portion	2,309	4,000
Total current liabilities	65,285	145,678
Long-term debt, net	586,566	457,737
Capital lease obligations	19,466	19,466
Accrued interest, capital lease obligations	1,927	2,070
Deferred revenue	19,382	17,701
TOTAL LIABILITIES	692,626	642,652
Commitments and contingencies
STOCKHOLDERS'/MEMBERS' EQUITY:
Members' equity	—	279,056
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, none issued and outstanding as of December 31, 2017	—	—
Class A common stock, $0.001 par value per share, 750,000,000 shares authorized, 35,937,500 shares issued and outstanding as of December 31, 2017	36	—
Class B common stock, $0.001 par value per share, 300,000,000 shares authorized, 173,624,316 shares issued and outstanding as of December 31, 2017	174	—
Class C common stock, $0.001 par value per share, 75,000,000 shares authorized, 42,944,647 shares issued and outstanding as of December 31, 2017	43	—
Additional paid in capital	107,008	—
Retained earnings	1,602	—
Accumulated other comprehensive gain (loss)	31	(693)
Total Switch, Inc. stockholders'/Switch, Ltd. members' equity	108,894	278,363
Non-controlling interest	633,239	—
TOTAL STOCKHOLDERS'/MEMBERS' EQUITY	742,133	278,363
TOTAL LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY	$1,434,759	$921,015

Switch, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except for share/unit and per share/unit data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Revenue	$99,328	$81,888	$378,275	$318,352
Cost of revenue	53,655	43,455	198,230	168,844
Gross profit	45,673	38,433	180,045	149,508
Selling, general and administrative expense	99,628	18,912	160,569	71,420
Impact fee expense	649	27,018	649	27,018
Income from operations	(54,604)	(7,497)	18,827	51,070
Other income (expense):			—	—
Interest expense, including $402, $182, $1,303 and $922, respectively, in amortization of debt issuance costs	(7,290)	(3,987)	(25,079)	(10,836)
Equity in net (losses) earnings of investments	(122)	(6,322)	(1,077)	(10,138)
Loss on extinguishment of debt	—	—	(3,565)	—
Gain on sale of asset	—	—	—	—
Impairment of notes receivable	—	(2,371)	—	(2,371)
Gain on lease termination	—	—	—	2,801
Other	688	406	1,333	842
Total other expense	(6,724)	(12,274)	(28,388)	(19,702)
(Loss) income before income taxes	(61,328)	(19,771)	(9,561)	31,368
Income tax benefit	981	—	981	—
Net (loss) income	(60,347)	(19,771)	(8,580)	31,368
Less: net income attributable to non-controlling interest	6,628	—	6,628	—
Net (loss) income attributable to Switch, Inc.	(66,975)	(19,771)	(15,208)	31,368

Net (loss) income per share/unit:(1)
Basic	$(2.09)	$(0.10)	$(1.88)	$0.16
Diluted	$(2.09)	$(0.10)	$(1.88)	$0.15

Weighted average shares/units used in computing net (loss) income per share/unit:(1)
Basic	32,032,351	198,416,748	8,073,908	199,047,070
Diluted	32,016,491	197,883,358	8,073,908	203,461,420

Other comprehensive income:
Foreign currency translation adjustments	122	(402)	908	(86)
Comprehensive (loss) income	(60,225)	(20,173)	(7,672)	31,282
Less: comprehensive income attributable to non-controlling interest	6,732	—	6,732	—
Comprehensive (loss) income attributable to Switch, Inc.	$(66,957)	$(20,173)	$(14,404)	$31,282
________________________________________

(1)
Weighted average shares used in computing basic net loss per share for the quarter and year ended December 31, 2017 totaled 32,032,351 and 8,073,908, respectively, and are weighted from October 11, 2017, the date on which Switch’s IPO closed. Shares used to compute basic and diluted net loss per share exclude shares of Class B common stock and Class C common stock as they do not share in the earnings or losses of Switch, Inc. Actual shares of Class A common stock outstanding at December 31, 2017 totaled 35,937,500.

Switch, Inc.
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Adjusted EBITDA:
Net (loss) income	$(60,347)	$(19,771)	$(8,580)	$31,368
Interest expense	7,290	3,987	25,079	10,836
Interest income	(536)	(312)	(572)	(332)
Income tax benefit	(981)	—	(981)	—
Depreciation and amortization	24,448	19,002	89,124	66,591
Loss on disposal of property and equipment	545	1,276	569	1,994
Impact fee expense(1)	649	27,018	649	27,018
Equity-based compensation	79,911	1,023	84,790	5,935
Equity in net (earnings) losses of investments	122	6,322	1,077	10,138
Loss on extinguishment of debt	—	—	3,565	—
Gain on lease termination	—	—	—	(2,801)
Impairment of notes receivable and interest receivable	—	2,426	—	2,426
Adjusted EBITDA	$51,101	$40,971	$194,720	$153,173
________________________________________

(1)
In September 2016, Switch filed an application with the Public Utilities Commission of Nevada to become an unbundled purchaser of energy, capacity and ancillary services in Nevada from a new provider of electric resources. The application was approved in December 2016, and Switch paid the impact fee of $27.0 million in a lump sum in May 2017 to NV Energy, its former energy provider. As there is no future economic benefit to Switch from the impact fee, it was recognized as an expense in December 2016. In November 2017, Switch also incurred an additional $649,000 in impact fee expense related to deferred energy adjustments representing the difference between actual costs and amounts collected by NV Energy for fuel and purchased power.